STOCK PURCHASE AGREEMENT
                            ------------------------


This Stock Purchase Agreement (this "Agreement") is executed and delivered as of this 19th day of August, 2005, by and between 110 Media Group, Inc. a Delaware Corporation with offices at 95 Broadhollow Road, Suite 101, Melville, New York 11747 ("110") and Raymond Barton and Timothy Schmidt, ("Collectively referred to as Buyer").

                                    RECITALS
                                    --------

      1. 110 owns all of the issued and outstanding shares of common stock of Jade Entertainment Group, Inc., a New York corporation (the "Corporation");

      2. The Corporation develops and markets websites primarily in the adult entertainment industry as well as the production of adult entertainment videos. The Corporation owns and operates the websites listed on Schedule A, attached hereto and made a part hereof.

      3. 110 desires to sell, assign and transfer unto Buyer all of 110's right, title and interest in and to all of the issued and outstanding shares of common stock in the Corporation (the "Shares") on the terms and subject to the full satisfaction of all of the conditions contained herein.

      4. The Buyer(s) were the executive officers and directors of 110 and acknowledge that they are fully familiar with the business operations of both 110 and the Corporation.

                                    AGREEMENT
                                    ----------

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1
                         ACQUISITION AND SALE OF SHARES
                         ------------------------------

      1.1 Sale, Assignment and Transfer. Upon the terms and subject to the
          ------------------------------
conditions of this Agreement, on the Closing Date (as defined in section 1.3 hereof), 110 shall sell, assign, transfer and set over unto Buyer, and Buyer shall purchase, all of the right, title and interest of 110 in and to the Shares, free and clear of all liens, claims, security interests, pledges, encumbrances and equities of every kind.


      1.2 Purchase Price. The purchase price (the "Purchase Price") for the
          ---------------
Shares shall be Thirty-five thousand Dollars ($35,000.00) and shall be payable as follows:

            i the return and delivery of 500,000 shares of the Corporation's common stock; and

            ii the cancellation of the following individual's employment agreements as well as general releases from each of them:
                  Tim Schmidt
                  Raymond Barton
                  Michael Barton

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
      1.3 Closing Date. The completion of the purchase, sale and assignment of
          -------------
the Shares (the "Closing" or "Closing Date") shall be simultaneous with the execution hereof at the offices of 110 or at such other place as shall be mutually agreed by the parties. The parties may transfer documents (except the Purchase Price) by mail and rely on facsimile signature pages with a Federal Express follow-up of the originals.


      1.4   Closing Deliveries. The parties shall deliver the following on the
            ------------------
Closing Date:

            (a) By 110. 110 shall assign to Buyer the Shares by an Assignment
                -------
Separate from Certificate.

            (b) By Buyer. Buyer shall deliver 500,000 shares of 110's common
                ---------
stock to 110 and shall deliver general releases which shall include specific language concerning cancellation of the aforementioned employment agreements.

                                    ARTICLE 2
                      REPRESENTATIONS AND WARRANTIES OF 110
                      -------------------------------------

      As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, 110 represents and warrants to Buyer as follows. All such representations and warranties shall terminate at the Closing and shall thereafter be null and void and of no further force or effect.

      2.1 Organization of the Corporation. The Corporation is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of New York. The Corporation has full corporate power and authority to own its assets and conduct the Business.

      2.2 Status and Effect of Delivery of the Shares. 110 is the lawful owner
          --------------------------------------------
of the Shares and has good title thereto, free and clear of all liens, claims, security interests, pledges, encumbrances and equities of every kind. There are no outstanding rights, options, warrants, subscriptions or agreements of any kind to acquire from 110 any of the Shares.

      2.3 Authority. The execution, delivery and performance of this Agreement
          ----------
by 110 does not require any consent or authorization by any other person. This Agreement is, and each other agreement or instrument of 110 contemplated hereby will be, the legal, valid and binding agreement of 110, each enforceable in accordance with its respective terms except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors' rights generally, (b) to the extent that such enforceability is subject to the principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (c) the discretion of the court before which any enforcement proceedings may be brought (the "Enforceability Exceptions").


      2.4 Shares. The Shares represent all of the issued and outstanding shares
          -------
of common stock of the Corporation. The Corporation has 100 authorized and 100 issued and outstanding shares of common stock


EXCEPT AS EXPRESSLY SET FORTH HEREIN, 110 DISCLAIMS ALL OTHER EXPRESS AND IMPLIED WARRANTIES RELATING TO THE SHARES AND THE CORPORATION, INCLUDING ANY WARRANTY REGARDING THE CORPORATION'S FUTURE OPERATIONS, FINANCIAL REQUIREMENTS OR PERFORMANCE.

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

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

      As an inducement to 110 to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer acknowledges that they are former executive officers and directors of 110 and are full familiar with the operations of 110 as well as that of the Company and they further represent and warrant to 110 as follows. All such representations and warranties shall survive the Closing for a period of six months and thereafter terminate except the representation in sections 3.2 and 3.4 which shall survive indefinitely.

      3.1 Authority. The execution, delivery and performance of this Agreement
          ----------
by Buyer does not require any consent or authorization by any other person. This Agreement is, and each other agreement or instrument of Buyer contemplated hereby will be, the legal, valid and binding agreement of Buyer, each enforceable in accordance with its respective terms except for the Enforceability Exceptions.

      3.2 Investment Representation. The Buyer (i) is acquiring the Shares, for
          --------------------------
their own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. The Buyer's are "accredited investor" as that term is defined in Rule 501(a) of Regulation D. The Buyer understands that the Shares is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein and in the Investor Questionnaire completed by the Buyer in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

      3.3 Examination of Records. Buyer acknowledges that he and his
          -----------------------
representatives have had the opportunity to request and review all documents, books and records and receive answers to questions relating to the Corporation, including, without limitation, it's Articles of Incorporation, By-Laws, and corporate minute books, financial information, operating history and strategy, and condition of assets, and have satisfied themselves with respect thereto.

      3.4 No Undisclosed Liabilities. As former management of 110 and the
          ---------------------------
Company the Buyer(s) have actual knowledge of the business affairs of both entities, and accordingly represent that 110 is not subject to any liability (including, without limitation, unasserted claims whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the respective balance sheets, other than (a) liabilities of the same nature as those set forth in such balance sheet and incurred in the ordinary course of 110's business after the date indicated and (b) those items not required to be accrued, footnoted or otherwise reserved for or disclosed under generally accepted accounting principles.

                                    ARTICLE 4
                               GENERAL PROVISIONS
                               ------------------

      4.1 Confidential Nature of Information. Each party hereto agrees that it
          -----------------------------------
shall treat in confidence all documents, materials and other information which it shall have obtained regarding any other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby, the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the

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
transactions contemplated hereby shall not be consummated, all copies of non-public documents and material which have been furnished in connection therewith shall be promptly returned to the party furnishing the same, shall continue to be treated as confidential information and shall not be used for the benefit of the party who returned such confidential information.

      4.2 Governing Law. This Agreement shall be governed by and interpreted in
          --------------
accordance with the laws of the State of New York.

      4.3 Successors and Assigns.
          -----------------------

          (a) The rights of the parties under this Agreement shall not be assignable.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties any right, remedy or claim under or by reason of this Agreement.

      4.4 Entire Agreement; Amendments. This Agreement and the documents
          -----------------------------
delivered pursuant hereto, contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.

      4.5 Expenses. Each party hereto will pay all of its respective costs and
          ---------
expenses incurred incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

      4.6 Execution of Counterparts. This Agreement may be executed in one or
          --------------------------
more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been agreed by each of the parties and delivered to 110 and Buyer.

                                    ARTICLE 5
                                 INDEMNIFICATION
                                 ---------------

      5.1 Indemnification by Seller. Seller shall indemnify, hold harmless,
          --------------------------
defend and bear all costs of defending Buyer, together with its partners, and its and their successors, heirs, personal representatives, trustees, beneficiaries, and assigns, from, against and with respect to any and all damage, loss, deficiency, expense (including, but not limited to, any court costs or expenses, and reasonable attorneys', accountants' and expert witness fees or expenses), action, suit, proceeding, demand, assessment or judgment (collectively, "Damages") to or against Buyer arising out of or in connection with any breach, inaccuracy or violation of or non-performance by 110 of any of its representations, warranties, covenants or agreements contained in this Agreement or in any document, certificate or schedule required to be furnished pursuant to this Agreement.

      5.2 Indemnification by the Buyer. Buyer shall indemnify, hold harmless,
          -----------------------------
defend and bear all costs of defending 110, together with its successors and assigns, from, against and with respect to any and all Damages to or against 110 arising out of or in connection with:

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
      (a) Any debt, obligation, liability or commitment of Seller which is expressly assumed by Buyer herein;

      (b) Any breach, inaccuracy or violation of, or non-performance by, Buyer or any of its representations, warranties, covenants or agreements contained in this Agreement or in any document, certificate or schedule required to be furnished pursuant to this Agreement; and

      (c) The lawsuit between 110, the Company and the World Nude Wrestling Federation currently pending in the courts located in Toronto, Canada.

      5.3 Notice of Claims. If any claim is made against a party which, if
          -----------------
sustained, would give rise to a liability of the other hereunder, that latter party (the "Indemnitee") shall promptly cause notice of the claim to be delivered to the former party (the "Indemnitor") and shall afford the Indemnitor and its counsel, at its sole expense, the opportunity to defend or settle the claim (and the Indemnitee shall have the right to participate at its sole expense). Any notice of a claim shall state specifically the representation, warranty, covenant or agreement with the alleged basis for the claim, and the amount of liability asserted against the Indemnitor by reason of the claim and the Indemnitor must promptly acknowledge its indemnification obligation. If such notice and opportunity are not given, or if any claim is compromised or settled without notice to and consent of the other, no liability shall be imposed by reason of such claim, but if notice is given and the Indemnitor fails to assume the defense of the claim within fifteen (15) days of mailing thereof, the claim may be defended, compromised or settled (except for a claim which does not involve a third party which cannot be settled without the consent of the Indemnitor) by the Indemnitee without the consent of the Indemnitor and the Indemnitor shall remain liable under this Article 5. During such fifteen (15) day period, the Indemnitee shall take all steps necessary to protect the interests of itself and the Indemnitor, including the filing of necessary responsive pleadings, the seeking of emergency relief and other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. Notwithstanding the foregoing, the Indemnitee may, upon notice to Indemnitor, take control of any and all action necessary to (i) prevent its assets from being seized, attached or otherwise encumbered as a result of such third-party action and (ii) respond to and control any action requiring immediate response, such as prayers for injunctive and other emergency relief, provided that Indemnitee may participate in such defense at its sole cost and expense.

      The parties shall cooperate at all times in reasonable requests for documents, testimony and other forms of assistance in connection with any claim pursuant to this Section 5.3. Indemnitor shall not in the defense of any such claim consent to the entry of any judgment against or affecting the Indemnitee (other than a judgment or a dismissal on the merits and without costs) except for the written consent of the Indemnitee, or enter into any settlement (except with the written consent of the Indemnitee) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a full release in respect to such claim.

      If the claim does not arise from the claim or demand of a third party, the Indemnitor shall have thirty (30) days after the receipt of the written notice of such claim to object to the claim by giving written notice to the Indemnitee specifying the reasons for such objection or objections. If the Indemnitor does not so object to the claim, the total amount of the claim shall be promptly paid by the Indemnitor. If the Indemnitor objects to the claim and the parties are unable to settle any such dispute, then the parties shall have all rights and remedies at law or in equity, and either the Indemnitor or the Indemnitee may commence an action or proceeding to resolve such dispute.

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
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                110 MEDIA GROUP, INC.:


                                /s/ Darren Cioffi              CFO
                                --------------------------------------




                                BUYER(s):




                                /s/ Raymond Barton
                                --------------------------------------
                                Raymond Barton




                                /s/ Timothy Schmidt
                                --------------------------------------
                                Timothy Schmidt






















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